EXHIBIT 99.1

Medical Action Industries Reports Second Quarter 2013 Results

BRENTWOOD, N.Y., Oct. 31, 2012 (GLOBE NEWSWIRE) -- Medical Action Industries Inc. (Nasdaq:MDCI), a leading supplier of medical and surgical disposable products, today reported results for the fiscal 2013 second quarter ended September 30, 2012.

Chief Executive Officer and President, Paul D. Meringolo said, "We continue to focus on delivering exceptional service and value to our customers. In addition, we have embarked on a multi-pronged effort to improve our internal operations and management effectiveness. Net sales have increased from the comparable prior year period. Relative to the fourth quarter of fiscal 2012 and first quarter of fiscal 2013, we achieved gains in operating income and net income. Our recent realignment of the business into strategic business units has increased focus on targeted market segments and we have been working diligently to create action plans centered on improving profit and containing costs. While we still have a significant amount of work ahead of us, I am extremely pleased with the opportunities provided by these realignments and action plans."

Net sales for the second quarter of fiscal 2013 were $112.1 million, an increase of $2.4 million or 2.2%, compared to $109.7 million in net sales reported for the comparable prior year period. Excluding professional expenses related to our renegotiated credit agreement, the Company generated adjusted net income of $0.3 million or $0.02 per basic and diluted share, compared to net income of $0.6 million or $0.04 per basic and diluted share, reported for the comparable prior year period. Without this adjustment, net income for the second quarter of fiscal 2013 was $0.1 million or $0.00 per basic and diluted share. When compared to the comparable prior year period, the results for the second quarter of fiscal 2013 were favorably impacted by $0.8 million in lower net material costs, primary resin. Finally, the reported results for the prior year period included an extraordinary gain of $0.4 million due to an insurance settlement related to inventories damaged as a result of weather-related water damage.

Net sales for the six months ended September 30, 2012 were $224.3 million, an increase of $8.2 million or 3.8%, compared to $216.1 million in net sales reported for the comparable prior year period. Excluding professional expenses related to our renegotiated credit agreement, the Company generated adjusted net income of $0.3 million or $0.02 per basic and diluted share, compared to net income of $0.8 million or $0.05 per basic and diluted share, reported for the comparable prior year period. Without this adjustment, the Company incurred a net loss for the six months ended September 30, 2012 of $0.1 million or $0.00 per basic and diluted share. When compared to the comparable prior year period, the results for the six months ended September 30, 2013 were not impacted by fluctuations in material costs. As previously mentioned, the reported results for the prior year period included an extraordinary gain.

Medical Action invites its stockholders and other interested parties to attend its conference call at 10:00 a.m. (ET) on October 31, 2012. You may participate in the conference call by calling (888) 868-9080 (domestic) or (973) 935-8511 (international); conference ID #34472927. The conference call will be simultaneously web cast on our website: www.medical-action.com. The complete call and discussion will be available for replay on our website beginning at 1:00 p.m. (ET) on October 31, 2012.

Medical Action is a diversified manufacturer and distributor of disposable medical devices and a leader in many of the markets where it competes. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary offices, out-patient surgery centers, long-term care facilities and laboratories. Medical Action's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell Microcap® Index.

The Medical Action Industries Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=15270

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statements of the plans and objectives for management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this news release are made as of the date hereof and are based on information available to us as of such date. The Company assumes no obligation to update any forward-looking statement. In some cases, forward-looking statements can be identified by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "intends," "believes," "estimates," "potential," or "continue," or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to inherent risks and uncertainties, including manufacturing inefficiencies, termination or interruption of relationships with our suppliers, potential delays in obtaining regulatory approvals, product recalls, product liability claims, our inability to successfully manage growth through acquisitions, our failure to comply with governing regulations, risks of international procurement of raw materials and finished goods, market acceptance of our products, market price of our Common Stock, foreign currency fluctuations, resin volatility and other factors referred to in our press releases and reports filed with the Securities and Exchange Commission (the "SEC"). Please see the Company's filings with the SEC, including, without limitation, the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Qs, which identify specific factors that would cause actual results or events to differ materially from those described in the forward-looking statements.

MEDICAL ACTION INDUSTRIES INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share and per share data)

	September 30, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 544	$ 5,384
Accounts receivable, less allowance for doubtful accounts of $787 at September 30, 2012 and $781 at March 31, 2012	36,050	30,845
Inventories, net	51,599	53,825
Prepaid expenses	2,617	1,831
Deferred income taxes	3,316	3,139
Prepaid income taxes	1,297	1,279
Other current assets	1,648	1,880
Total current assets	97,071	98,183

Property, plant and equipment, net	47,419	49,085
Goodwill	107,801	107,801
Other intangible assets, net	37,904	39,223
Other assets, net	2,669	2,852
Total assets	$ 292,864	$ 297,144

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 16,281	$ 11,295
Accrued expenses	24,729	18,135
Current portion of capital lease obligation	153	132
Current portion of long-term debt	6,000	8,000
Total current liabilities	47,163	37,562

Deferred income taxes	29,450	29,450
Capital lease obligation, less current portion	13,567	13,655
Long-term debt, less current portion	53,425	67,670
Total liabilities	143,605	148,337

Stockholders' equity:
Common stock, 40,000,000 shares authorized, $.001 par value; issued and outstanding 16,390,628 shares at September 30, 2012 and March 31, 2012	16	16
Additional paid-in capital	35,002	34,478
Accumulated other comprehensive loss	(717)	(717)
Retained earnings	114,958	115,030
Total stockholders' equity	149,259	148,807
Total liabilities and stockholders' equity	$ 292,864	$ 297,144

MEDICAL ACTION INDUSTRIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Net sales	$ 112,100	$ 109,655	$ 224,337	$ 216,128
Cost of sales	94,630	92,969	189,922	182,470
Gross profit	17,470	16,686	34,415	33,658

Selling, general and administrative expenses	16,166	15,355	32,110	30,783
Operating income	1,304	1,331	2,305	2,875

Interest expense, net	1,198	1,130	2,422	2,247

Income (loss) before extraordinary item	106	201	(117)	628
Income tax expense (benefit)	41	87	(45)	251
Extraordinary gain, net of tax expense (note 12)	--	440	--	440

Net income (loss)	$ 65	$ 554	$ (72)	$ 817

Per share basis :
Basic
Income (loss) before extraordinary item	$ 0.00	$ 0.01	$ (0.00)	$ 0.02
Extraordinary gain, net of tax expense	$ --	$ 0.03	$ --	$ 0.03
Net income (loss)	$ 0.00	$ 0.04	$ (0.00)	$ 0.05

Diluted
Income (loss) before extraordinary item	$ 0.00	$ 0.01	$ (0.00)	$ 0.02
Extraordinary gain, net of tax expense	$ --	$ 0.03	$ --	$ 0.03
Net income (loss)	$ 0.00	$ 0.04	$ (0.00)	$ 0.05

MEDICAL ACTION INDUSTRIES INC.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
THREE MONTHS ENDED SEPTEMBER 30, 2012
(Unaudited)
(dollars in thousands, except share data)

	Common Stock Shares Amount		Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Retained Earnings	Total Stockholders' Equity

Balance at April 1, 2012	16,390,628	$ 16	$ 34,478	$ (717)	$ 115,030	$ 148,807
Net loss	--	--	--	--	(72)	(72)
Amortization of deferred compensation	--	--	5	--	--	5
Stock-based compensation	--	--	519	--	--	519
Balance at September 30, 2012	16,390,628	$ 16	$ 35,002	$ (717)	$ 114,958	$ 149,259

MEDICAL ACTION INDUSTRIES INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
	Six Months Ended September 30,
	2012	2011
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (72)	$ 817
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Extraordinary gain	--	(700)
Depreciation	2,591	2,963
Amortization	1,910	2,190
Provision for allowance for doubtful accounts	6	6
Deferred income taxes	(177)	(121)
Stock-based compensation	524	330
Excess tax liability from stock-based compensation	--	(70)
Loss on disposal of property and equipment
Tax benefit from vesting of stock under restricted management stock bonus plan and exercise of stock options	--	19
Changes in operating assets and liabilities:
Accounts receivable	(5,211)	(3,425)
Inventories	2,226	(911)
Prepaid expenses and other current assets	(554)	(602)
Prepaid income taxes	(18)	860
Other assets	(408)	(645)
Accounts payable	4,986	(1,540)
Accrued expenses	6,594	(1,027)
Net cash provided by (used in) by operating activities	12,397	(1,856)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase price and related acquisition costs	--	125
Purchases of property, plant and equipment	(925)	(469)
Proceeds from sale of property and equipment	--	3
Net cash used in investing activities	(925)	(341)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit and long-term borrowings	33,550	46,052
Principal payments on revolving line of credit and long-term borrowings	(49,795)	(44,718)
Principal payments on capital lease obligation	(67)	(47)
Proceeds from exercise of stock options	--	20
Net cash provided by (used in) financing activities	(16,312)	1,307

Net decrease in cash and cash equivalents	(4,840)	(890)
Cash and cash equivalents at beginning of period	5,384	1,691
Cash and cash equivalents at end of period	$ 544	$ 801

Supplemental disclosures:
Interest paid	$ 2,312	$ 1,754
Income taxes paid (refunded)	$ 150	$ (174)
CONTACT: John Sheffield - Chief Financial Officer
         MEDICAL ACTION INDUSTRIES INC.
         (631) 231-4600